UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007
_______________

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Florida	98-0222013
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3233 Grand Avenue, Suite N-353
Chino Hills, California 91709-1489
(Address and telephone number of principal executive offices)

(909) 623-2502
(Registrant’s telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant

Dismissal of Mendoza Berger & Company LLP. as the Registrant's independent accountants

Entech Environmental Technologies, Inc. (the "Company") has elected to terminate its engagement of Mendoza Berger & Company LLP. as the independent registered public accounting firm responsible for auditing the Company's financial statements. The termination, which was effective as of May 15, 2007, was approved by the Company's Board of Directors.

Mendoza Berger & Company LLP.'s report on the Company's financial statements for the two years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that Mendoza Berger & Company LLP.'s Audit Reports, contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern. During the Company's two most recent fiscal years ended September 30, 2006 and 2005 and the subsequent interim period ended Devember 31,2006 which preceded the termination of Mendoza Berger & Company LLP., the Company did not have any disagreements with Mendoza Berger & Company LLP. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mendoza Berger & Company LLP., would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years ended September 30,2006 and 2005 and the subsequent interim period ended December 31,2006 which preceded the termination of Mendoza Berger & Company LLP., other than as is set forth herein, Mendoza Berger & Company LLP. did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) That information had come to Mendoza Berger & Company LLP.'s attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That Mendoza Berger & Company LLP. needed to expand significantly the scope of its audit, or that information had come to Mendoza Berger & Company LLP.'s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to Mendoza Berger & Company LLP.'s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to Mendoza Berger & Company LLP.'s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Mendoza Berger & Company LLP.'s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements,except as indicated above), and (2) the issue has not been resolved to Mendoza Berger & Company LLP.'s satisfaction prior to its termination.

The Company provided Mendoza Berger & Company LLP. with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that Mendoza Berger & Company LLP. furnish the Company with a letter addressed to the Mendoza Berger & Company LLP. stating whether it agrees with the statements made by the company herein. The letter received by the Company from Mendoza Berger & Company LLP., in which Mendoza Berger & Company LLP. states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Engagement of Tarvaran Askelson & Company LLP

The Company has engaged Tarvaran Askelson & Company, LLP to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements. The engagement, which is effective as of May 15, 2007, was approved by the Company's Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Tarvaran Askelson & Company, LLP during the two most recent fiscal years and any subsequent interim period prior to engaging Tarvaran Askelson & Company, LLP , regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Jewett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Mendoza Berger & Company LLP.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

Date: January 9, 2008	By:	/s/ Terence F. Leong
Terence F. Leong
Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

16.1	Letter from Mendoza Berger & Company LLP.